UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2012

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 5, 2012, Dianne W. Bolen was appointed by the Board of Directors of the Federal Home Loan Bank of Dallas (the "Bank") to fulfill the unexpired term of an independent director.

Ms. Bolen serves as Executive Director of the Mississippi Home Corporation (the "MHC") in Jackson, Mississippi and has served in that capacity since 1997. She joined the MHC in 1990. From 1990 to 1992, Ms. Bolen served as Finance Director and, from 1992 to 1997, she served as Deputy Executive Director. Ms. Bolen currently serves on the board of directors of the National Council of State Housing Agencies and she co-chairs its Municipal Disclosure Task Force.

The Bank’s Board of Directors has appointed Ms. Bolen to serve on its Government Relations Committee and Affordable Housing and Economic Development Committee.

For a description of the Bank’s director compensation, please refer to Item 11 of the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

The MHC has been a housing associate of the Bank since 2002, in which capacity it is eligible to borrow from the Bank. From January 1, 2011 through November 18, 2011, the MHC from time to time borrowed from the Bank in the ordinary course of its business. The largest amount of borrowings (also known as advances) outstanding during that period totaled $14.9 million. These advances were made on the same terms as those available to any other borrower. The annual interest rates charged on the advances ranged from 0.08 percent to 0.19 percent. During this period, interest paid on MHC’s outstanding advances totaled $4,400. Ms. Bolen did not have any interest in these transactions other than as Executive Director of the MHC. The MHC has not had any advances outstanding since November 18, 2011 and it has made a commitment not to borrow from the Bank during Ms. Bolen’s term as a director. Except as described above, the Bank has not engaged in any transactions with the MHC, Ms. Bolen or any member of her immediate family that require disclosure under applicable rules and regulations. There are no arrangements or understandings between Ms. Bolen and any other persons pursuant to which she was selected as a director.

Ms. Bolen’s term as an independent director will expire on December 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 9, 2012	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer